UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, Bruce D. Given, M.D., the former President and Chief Executive Officer of Encysive Pharmaceuticals Inc. (the "Company" or "Encysive"), resigned his position from the Company’s Board of Directors. There was no disagreement between the Company and Dr. Given giving rise to his resignation.

In connection with Dr. Given’s resignation and as required by his Termination Agreement with the Company dated March 21, 2003, as amended (the "Termination Agreement"), the Company and Dr. Given entered into a Separation Agreement and Release dated July 12, 2007 (the "Separation Agreement"), granting the Company a release from liability and providing Dr. Given with the benefits under Sections 6.3 of the Termination Agreement. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 8.01 Other Events.

On July 13, 2007, the Company issued a press release announcing that the Company and officials from the U.S. Food and Drug Administration (the "FDA") held a formal Class A preliminary dispute resolution meeting regarding the June 15th approvable letter and the status of our New Drug Application (NDA) for Thelin™ (sitaxsentan sodium). Several members of Encysive’s internal and external regulatory team attended the meeting with the FDA. In addition, Robyn J. Barst, M.D., Professor of Pediatrics at Columbia University College of Physicians and Surgeons, and Director, New York Presbyterian Hospital Pulmonary Hypertension Center and a principal investigator in the STRIDE-2 trial, attended the meeting.

The Company originally submitted an NDA for Thelin to treat pulmonary arterial hypertension (PAH) in February 2005. In the June 15th approvable letter, the FDA concluded that Encysive’s clinical development program for Thelin did not demonstrate significant evidence of efficacy needed for approval.

This meeting complies with the FDA’s guidance on dispute resolution requiring that a sponsor meet with the division reviewing its NDA prior to requesting formal dispute resolution. The Company expects to file a request for formal dispute resolution with the FDA in the near term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation Agreement and Release dated July 12, 2007, between the Company and Bruce D. Given, M.D.

This current report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: decisions by the FDA regarding whether and when to approve our NDA for Thelin™; unexpected delays in regulatory approval of Thelin™ by the FDA in the U.S. and our other products under development; the unpredictability of the duration and results of regulatory review of new drug applications and investigational new drug applications by the FDA; our estimate of the sufficiency of our existing capital resources; our ability to raise additional capital to fund cash requirements for future operations; the availability of sufficient funds to commercialize Thelin™ in the U.S. should it be approved by the FDA, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

July 13, 2007	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release dated June 12, 2007, between the Company and Bruce D. Given, M.D.